EXHIBIT 5

                             THE CRONE LAW GROUP LLP
             201 Mission Street, Suite 1930, San Francisco, CA 94105
                               phone: 415 495-8900
                                fax: 415 495-8901


May 12, 2006

Dynamic Leisure Corporation
2203 N. Lois Avenue, 9th Floor
Tampa, FL  33607

         Re: Registration Statement on Form SB-2 (the "Registration Statement") Dynamic Leisure Corporation (the "Company")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission in connection with the registration for public resale of an aggregate of 7,035,167 shares (the "Registerable Shares") of the Company's common stock, $.01 par value per share ("Common Stock"), consisting of 1,340,000 shares of outstanding Common Stock, 100,000 of that being registered as coverage for shares issued to certain stockholders pursuant to the Modification and Waiver Agreement dated January 13, 2006, 3,649,667 shares of Common Stock issuable upon conversion of outstanding convertible promissory notes, and 2,045,500 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants.

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company, as amended; (b) resolutions of the Board of Directors of the Company authorizing the issuance of the Registerable Shares; (c) the Registration Statement and the exhibits thereto; (d) the agreements, instruments and documents pursuant to which the Registerable Shares were or are to be issued; and (e) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In such examination and in rendering the opinion expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (iv) the legal capacity of all individuals executing documents; and (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this letter. We have been engaged by the Company only in connection with specified matters, and do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and handles certain legal matters and issues without the assistance of independent counsel.

         Based upon and subject to the foregoing, we are of the opinion that the outstanding Registerable Shares are, and the Registerable Shares to be issued, when purchased and issued as described in the Registration Statement and in accordance with their terms and upon receipt by the Company of the agreed upon consideration therefore will be, legally issued, fully paid and non-assessable.

         We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the internal laws of the State of Minnesota (based solely upon our review of a standard compilation thereof). This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

         This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.


Very truly yours,


The Crone Law Group